UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2026

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

2100 Reston Parkway, Suite 300
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 6 to First Lien Credit Agreement

On May 29, 2026, V2X Intermediate LLC (f/k/a Vertex Aerospace Intermediate LLC), a Delaware limited liability company (“Holdings”), and V2X LLC (f/k/a Vertex Aerospace Services LLC), a Delaware limited liability company (the “Borrower”), each an indirect, wholly owned subsidiary of V2X, Inc., and certain wholly-owned subsidiaries of the Borrower party thereto entered into Amendment No. 6 to First Lien Credit Agreement, dated as of May 29, 2026 (the “Amendment”), with Royal Bank of Canada, as administrative agent and collateral agent, and the other financial institutions and lenders party thereto, which amended the Credit Agreement, originally dated as of December 6, 2021, by and among the Borrower, Holdings, Royal Bank of Canada and the other financial institutions party thereto from time to time (as amended prior to May 29, 2026, the “Credit Agreement”).

The Amendment provides for, among other things, a new tranche of term loans under the Credit Agreement in an aggregate original principal amount of $868,522,978.38 (the “New Term Loans”), which New Term Loans replace or refinance in full all of the existing term loans outstanding under the Credit Agreement (as in effect immediately prior to the Amendment), as further set forth in the Amendment. The New Term Loans mature on December 6, 2030. The New Term Loans shall bear interest at a rate per annum equal to (x) SOFR plus a margin of 2.00% per annum (SOFR with respect to the New Term Loans shall be subject to a floor of 0.00%) or (y) a base rate (which will be the highest of (i) the prime rate, (ii) 0.50% per annum above the federal funds effective rate and (iii) one-month SOFR plus 1.00% per annum) plus a margin of 1.00% per annum. In addition, the margin may be decreased by 0.25% subject to the satisfaction of certain rating criteria as set forth in the Credit Agreement and the Amendment. The New Term Loans are subject to quarterly amortization in an aggregate original principal amount of approximately 1.00% per annum. Voluntary prepayments of the New Term Loan are permitted, in whole or in part, with prior notice, without premium or penalty (except SOFR breakage costs and a call premium may apply in the case of certain repricing events within a specified period of time after May 29, 2026, as further set forth in the Amendment).

This summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference, insofar as it relates to the information required to be disclosed under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

10.1
Amendment No. 6 to First Lien Credit Agreement, dated as of May 29, 2026, by and among V2X LLC, a Delaware limited liability company, V2X Intermediate LLC, a Delaware limited liability company, the other Loan Parties thereto, the Additional Lender and Royal Bank of Canada as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2026	V2X, INC.

	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary